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
                                                                                              NOTE/
                                                                                              BOND/  PURCHASE
TRUST                       FUND NAME         CUSIP        ISSUER/ SECURITY DESCRIPTION      EQUITY    DATE
--------------------------------------------------------------------------------------------------------------
Columbia Funds Series  Columbia High Yield             Maryland Health & Higher Educational
   Trust I             Municipal Fund       574217W92  Facilities Authority 5.50% 7/1/24     Bond    6/12/2008

Columbia Funds Series  Columbia High Yield             North Carolina Capital Facilities
   Trust I             Municipal Fund       65818PGF0  Meredith College  6.00%  6/1/2031     Bond    3/13/2008

                                                                  AMOUNT
                                             QUANTITY  PURCHASE  PAID BY
TRUST                    SELLING BROKER**   PURCHASED    DATE      FUND      FYE
--------------------------------------------------------------------------------
Columbia Funds Series
   Trust I             JPMorgan             2,100,000  103.7410  2,178,561  6/30

Columbia Funds Series
   Trust I             Wachovia Securities  2,000,000   97.9090  1,958,180  6/30